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                             Verizon Florida Inc.

                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, dated June 30, 2000, on the consolidated financial statements and supporting schedule of Verizon Florida Inc. for the year ended December 31, 1999 included in this Form 10-K, in the following previously filed Registration
Statements:

     1.   Form S-3 of Verizon Florida Inc. (File No. 333-43507)

     2.   Form S-3 of Verizon Florida Inc. (File No. 333-65241)




/s/ Arthur Andersen LLP

Dallas, Texas
March 20, 2002